UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard
Los Angeles, California 90010

(Address of Principal Executive Offices)
____________________

(323) 937-1060

(Registrant’s telephone number, including area code)
____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Mercury General Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders on May 14, 2014. The matters voted upon at the meeting include the election of ten directors and an advisory vote on executive compensation. The votes cast with respect to these matters were as follows:

Proposal 1: Election of Director:

Nominee	Number of Shares	Number of Shares
	Voted For	Withheld	Broker Non-Votes
George Joseph	48,512,763	253,496	0
Gabriel Tirador	48,532,749	233,510	0
Christopher Graves	48,523,977	242,282	0
Bruce A. Bunner	40,784,994	7,981,265	0
Michael D. Curtius	48,515,540	250,719	0
James G. Ellis	48,682,103	84,156	0
Richard E. Grayson	48,545,409	220,850	0
Martha E. Marcon	47,016,823	1,749,436	0
Donald P. Newell	47,809,437	956,822	0
Donald R. Spuehler	48,406,548	359,711	0

Proposal 2: Approve, on a non-binding discretionary basis, the compensation paid to the Company’s named executive officers:

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstained	Broker Non-Votes
48,416,796	198,006	151,457	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY GENERAL CORPORATION
Date: May 16, 2014
	By:	/s/ Theodore R. Stalick
	Name:	Theodore R. Stalick
	Its:	Chief Financial Officer